UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 16, 2018

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On July 16, 2018, Donald Mondano, Vice President and Corporate Controller of Kellogg Company (“Kellogg” or the “Company”) notified the Company that he would be leaving Kellogg to pursue another opportunity. Mr. Mondano will remain with the Company through August 3, 2018, the date the Company expects to file its Form 10-Q relating to the second quarter of 2018 with the Securities and Exchange Commission.
(c) Effective August 4, 2018, Kellogg appointed Kurt Forche as its Vice President and Corporate Controller, and he will be the Company’s principal accounting officer. The Company’s Compensation and Talent Management Committee determined that, in his new role, Mr. Forche would receive an annual base salary of $315,000 and his 2018 Annual Incentive Plan target award would be 50% of his base salary (calculated on a pro-rated basis).
Mr. Forche, 48, joined the Company in 1997 as Senior Auditor in the Internal Audit department. In 2010, he was promoted to Financial Planning Director for the U.S. Snacks business and was appointed to Director, Corporate Reporting in 2012. He was promoted to Senior Director, Corporate Reporting in April 2014, and has served as Vice President and Assistant Controller since December 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: July 19, 2018	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman